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                                                                       EXHIBIT J


                                    AGREEMENT

                       Pursuant to Securities Exchange Act
                              Rule 13d-1(k)(1)(iii)

         The undersigned hereby agree that Amendment No. 7 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

         DULY EXECUTED this 19th day of March, 2001.



AER PARTNERS                                 THE KINDT-COLLINS COMPANY

By: /s/ Jon A. Lindseth                      By: /s/ Jon A. Lindseth
   --------------------------------             ------------------------------
   Jon A. Lindseth, Trustee                     Jon A. Lindseth, Chairman
   under Jon A. Lindseth
   Trust Agreement dated
   April 25, 1986, as                        BATTERY PARTNERS
   modified, Managing Partner
                                             By: /s/ Jon A. Lindseth
                                                -----------------------------
JON A. LINDSETH, TRUSTEE UNDER                  Jon A. Lindseth,
JON A. LINDSETH TRUST AGREEMENT                 under Jon A. Lindseth
DATED APRIL 25, 1986, AS MODIFIED               Trust Agreement dated
                                                April 25, 1986, as
By: /s/ Jon A. Lindseth                         modified, Managing Partner
   --------------------------------
   Jon A. Lindseth, Trustee
   under Jon A. Lindseth Trust
   Agreement dated April 25,                 /s/ Jon A. Lindseth
   1986, as modified                         -------------------------------
                                             Jon A. Lindseth

ELMWOOD PARTNERS II

By: /s/ Jon A. Lindseth
   -------------------------------
   Jon A. Lindseth, Trustee
   under Jon A. Lindseth Trust
   Agreement dated April 25, 1986,
   as modified, Managing Partner